FIRST AMENDMENT TO

                             OPERATING AGREEMENT FOR

                                   UVEST, LLC


         WHEREAS, the parties hereto are one of the original members of UVEST, LLC, a Utah limited liability company (the "Company"), who previously adopted the Operating Agreement for UVEST, LLC (the "Agreement") pursuant to the Utah Limited Liability Company Act, and a Substitute Member (as defined in Section
1.43 of the Glossary attached to the Agreement) being admitted to the Company pursuant to this First Amendment to the Agreement;

     NOW, THEREFORE, the parties hereto adopt the following amendment to the Agreement to reflect the admission of Mrs. Fields' Pretzel Concepts, Inc. ("MFPC") as a Substitute Member of the Company in place of the interest previously held by H&M Concepts Ltd. Co. and the appointment of MFPC as the Managing Member of the Company.

1. Effective as of the date hereof, Sections 2.6 and 2.7 of the Agreement are amended and restated to read, in their entirety, as follows:

         2.6      Registered Agent and Office:

                  The registered agent for the service of process is Michael R. Ward and the registered office is 462 W. Bearcat Drive, Salt Lake City, Utah 84115. The Managing Member may, from time to time, change the registered agent or office by appropriate filings with the Secretary of State. If the Managing Member shall fail to designate a replacement registered agent or change of address of the registered office, any Member may designate a replacement registered agent or file a notice of change of address by appropriate filings with the Secretary of State.

         2.7      Principal Office:

                  The principal office of the Company shall be located at 462 W. Bearcat Drive, Salt Lake City, Utah 84115. The Managing Member may, from time to time, change the principal office of the Company as it shall in its sole discretion determine by Notice to the Members.

2. Effective as of the date hereof, Section 1.24 of the Glossary attached to the Agreement is amended and restated to read, in its entirety, as follows:

         1.24     Managing Member, Manager:

                  Managing Member shall mean Mrs. Fields' Pretzel Concepts, Inc.

IN WITNESS WHEREOF, the parties hereto have set their hands this day of _____________________, -------- 1997.

MEMBERS

MRS. FIELDS' PRETZEL CONCEPTS, INC. NVEST, LIMITED



By By
Its: Managing Member of PVEST, LLC
General Partner of NVEST, Limited